RECISSION AGREEMENT made and entered into as of the th day of April, 2000, by and among Martin F. Cardone ("Cardone") and Spherics Limited ("Spherics", Cardone and Spherics shall be collectively known as the "Parties").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, the Parties are desirous for the termination of the Letter of Intent dated December 8, 1999 to which Cardone and Spherics are parties (the "Letter of Intent"); and

     WHEREAS, the Parties are desirous of releasing each other from all legal liability associated with the Letter of Intent.

     NOW, THEREFORE, in consideration of the foregoing premises and covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

     1. Transfer of the Funds. (a) The Parties hereby agree that no funds were transferred pursuant to the Letter of Intent and that the Escrow Agent does not presently hold nor did it ever hold funds pursuant to the Letter of Intent.

     2. The Closing. The date of closing shall be when all of the conditions set forth in this Agreement have been satisfied or waived by the respective parties in writing.

     3. Mutual Releases. All of the parties to this Agreement, as well as any officers, directors, shareholders, agents, successors, assignees and representatives of the parties, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby release, remise, acquit and forever discharge the others and all of their respective executors, heirs, affiliates, representatives, administrators, predecessors, successors and assigns, from any and all known, unknown, matured and unmatured, liquidated and unliquidated, contingent and non-contingent, actions, causes of action, claims, demands, damages, costs, suits, debts, dues, sums of money, accounts, reckonings, bills, covenants, contracts, liens, controversies, agreement, promises, variances, trespasses, extents and executions whatsoever, at law or in equity (collectively, the "Claims") which the Parties had, have or may have arising out of or in whole or in part at any time prior to the execution of this Agreement related to the transaction effected under the Letter of Intent dated as of December 8, 1999. The release given herein shall be and remain in effect, as a full and complete release of such Claims, notwithstanding discovery or existence or any additional or different claims or facts. Provided that nothing in this release shall act to release any party from any claims which arise as a result of a breach of this Agreement notwithstanding the basis for such claim. THIS RELEASE MAY NOT BE CHANGED ORALLY.

     4. Choice of Law. This Agreement shall be governed by, and construed with, the laws of the State of New York, without giving effect to conflict of laws principals thereof, and in any action to enforce or interpret or arising under any of the provisions of this agreement, the parties expressly agree to submit to the jurisdiction of any Federal or State court sitting in New York County, State of New York.

     5. Escrow Agent's Rights and Duties. (a) All of the parties to this Agreement agree to indemnify Beckman, Millman & Sanders, LLP, the Escrow Agent as that term is defined in the Letter of Intent for and hold it harmless against any loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against the Escrow Agent, arising out of or in connection with its entering into the escrow account herein referenced, the performance of its duties hereunder and otherwise in respect hereof, including the costs and expenses of defending itself against any claim or liability in the premises, except that we shall not be liable hereunder as to matters in respect of which the Escrow Agent is determined to have acted with gross negligence or in bad faith. The Escrow Agent shall have no liability to any of the parties to this Agreement or to any person in respect to any action taken or any failure to act in respect of this Escrow Agreement if such action was taken or omitted to be taken in good faith, and Escrow Agent shall be entitled to rely in this regard on the advice of counsel.




                     [This space intentionally left blank.]

     (b) The Escrow Agent may assume that any notice or instruction received by it hereunder is authentic and has been duly and validly given, pursuant to due authorization by or on behalf of the person by which or on behalf of which it purports to be given, and the Escrow Agent shall have no duty to inquire with respect thereto.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the date first above written.



                                               MARTIN F. CARDONE

                                               /s/ Martin F. Cardone
                                               ---------------------------
                                               Martin F. Cardone




                                               SPHERICS LIMITED



                                               By: John O. Dyrud
                                                  ------------------------
                                                  Name: John O. Dyrud
                                                  Title: Corporate Counsel and
                                                         Authorized Agent



                                               As Escrow Agent:
                                               BECKMAN, MILLMAN & SANDERS, LLP



                                               By:
                                                   -----------------------
                                                  Steven A. Sanders



                                       -3-